UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Hartman Short Term Income Properties XX, Inc. (the “Company”) previously reported on its Current Report on Form 8-K filed March 14, 2014, that the Company has entered into a Purchase and Sale Agreement with AFS NW Business Park, L.P., relating to the acquisition of the Mitchelldale business park (the “Mitchelldale Property”), containing 377,752 square feet of office/industrial space located in northwest Houston, Texas for an aggregate purchase price of $19,400,000.

The acquisition of the Mitchelldale Property is subject to certain conditions to closing, including the absence of a material adverse change to the Mitchelldale Property prior to the acquisition date.  The expected closing date of the acquisition is on or before May 14, 2014.

On April 10, 2014, the Company entered into a first amendment to the agreement of sale and purchase for the Mitchelldale Property.  Pursuant to the terms of the first amendment, the purchase price of the property is amended to be $19,175,000.  In consideration of the deposit of additional earnest money, the closing date of the acquisition is extended to June 13, 2014.

The material items of the amendment of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	First Amendment to Agreement of Sale and Purchase, dated as of April 10, 2014, by and between AFS NW Business Park, L.P. and Hartman Short Term Income Properties XX, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: April 17, 2014	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Agreement of Sale and Purchase, dated as of April 10, 2014, by and between AFS NW Business Park, L.P. and Hartman Short Term Income Properties XX, Inc.